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                                                               Exhibit 2.n.(iii)



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                           --------------------------


We consent to the inclusion in this registration statement on Form N-2 (Securities Act File No. 333-28245 and Investment Company Act File No. 811-08237) of our report dated February 5, 1998, on our audit of the statement of assets and liabilities of Reader's Digest Automatic Common Exchange Security Trust. We also consent to the reference to our firm under the caption "Experts."


                                             /s/ Coopers & Lybrand L.L.P.


New York, New York
February 5, 1998